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                                                                    EXHIBIT 99.2


PROXY


                           PREMENOS TECHNOLOGY CORP.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                               DECEMBER 18, 1997



    The undersigned hereby appoints LEW JENKINS and H. WARD WOLFF, or either of them, each with power of substitution, as proxies to represent the undersigned at the Special Meeting of Stockholders of PREMENOS TECHNOLOGY CORP., to be held on Thursday, December 18, 1997, at 10:00 a.m., at the Hilton Hotel, located at 1970 Diamond Boulevard, Concord, California, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters.


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE MERGER AND THE MERGER AGREEMENT.


    TO APPROVE AND ADOPT (A) THE MERGER AGREEMENT DATED AS OF OCTOBER 23, 1997 AMONG PREMENOS, HARBINGER CORPORATION AND OLYMPIC SUBSIDIARY CORPORATION, A WHOLLY OWNED SUBSIDIARY OF HARBINGER ("MERGER SUB"), PURSUANT TO WHICH (I) MERGER SUB WOULD BE MERGED WITH AND INTO PREMENOS (THE "MERGER") AND (II) EACH OUTSTANDING SHARE OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF PREMENOS WOULD BE CONVERTED INTO THE RIGHT TO RECEIVE .45 OF A SHARE OF COMMON STOCK, PAR VALUE $.0001 PER SHARE, OF HARBINGER, WITH CASH BEING PAID IN LIEU OF FRACTIONAL SHARES, AND (B) THE MERGER.


              FOR  [ ]          AGAINST  [ ]          ABSTAIN  [ ]
    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)

    STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

                                                 Please sign exactly as the name
                                                 or names appear on stock
                                                 certificate (as indicated
                                                 hereon). If the shares are
                                                 issued in the names of two or
                                                 more persons, all such persons
                                                 should sign the proxy. A proxy
                                                 executed by a corporation
                                                 should be signed in its name by
                                                 its authorized officers.
                                                 Executors, administrators,
                                                 trustees, and partners should
                                                 indicate their positions when
                                                 signing.

                                                 Signature:
                                                           ---------------------

                                                 Date:
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                                                 Signature:
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                                                 Date:
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